UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2008

Date of Report (Date of earliest event reported)

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Van Karman Avenue Suite 1000 Irvine, California	92612-1023
(Address of principal executive offices)	(Zip Code)

(949) 585-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On February 19, 2008, Epicor Software Corporation (the “Company” or “Epicor”), borrowed $160 million under the Company’s Credit Agreement dated December 16, 2007, as amended by the First Amendment dated February 11, 2008 and the Notice dated February 11, 2008 (as amended, the “Credit Facility”), arranged by Banc of America Securities LLC, as Sole Lead Arranger and Book Manager and with Bank of America, N.A., as Administrative Agent, KeyBank National Association, as Syndication Agent, and Wells Fargo Bank, LLC, HSBC Bank USA, N.A. and Comerica Bank as Co-Documentation Agents and a group of financial institutions, as lenders. Epicor used the proceeds to finance the acquisition of NSB Retail Systems PLC (the “NSB Acquisition”) and to pay certain fees and expenses incurred in connection with the NSB Acquisition.

The descriptions of the Credit Facility set forth in the Forms 8-K filed December 20, 2007 and February 13, 2008 under Item 1.01, “Entry into a Material Definitive Agreement,” are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: February 22, 2008	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President and General Counsel